EXHIBIT 4.92


THIS NOTE IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC").

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY") TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS NOTE IS ISSUABLE ONLY IN FULLY REGISTERED FORM IN MINIMUM DENOMINATIONS OF $250,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF.

No. FXR-________                                                    REGISTERED
CUSIP NO.:  _______


                               GLOBAL SENIOR NOTE
                                  (Fixed Rate)


ORIGINAL ISSUE DATE:             MATURITY DATE:             INTEREST RATE: ___%


ORIGINAL ISSUE DISCOUNT:              Total Amount of OID:
[  ]  Yes                             Yield to Maturity:
[  ]  No                              Initial Accrual Period:

REDEMPTION PREMIUM                    OTHER PROVISIONS:
[  ]  No
[  ]  Yes
          Quotation Agent:
          Adjusted Treasury Rate Spread:

                      IF REDEEMED PRIOR TO       SCHEDULED MAXIMUM REDEMPTION PRICE
                          NOVEMBER 15,      (AS A PERCENTAGE OF NOTE PRINCIPAL AMOUNT)
                      --------------------  ------------------------------------------

Scheduled Maximum                                         ---------%
Redemption Price:                                         ---------%
                                                          ---------%
                                                          ---------%
                                                          ---------%
                                                          ---------%
                                                          ---------%
                                                          ---------%
                                                          ---------%
                                                          ---------%

      BankUnited, FSB (the "Bank"), a federal savings bank, for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _____________________________________________________________ United States
Dollars on the Maturity Date shown above, and to pay interest thereon at the rate per annum shown above until the principal hereof is paid or duly made available for payment. The Bank will pay interest semi-annually on each ________ _______and ______________________ (herein called an "Interest Payment Date"), commencing with the first Interest Payment Date following the Original Issue Date shown above, and on the Maturity Date shown above; provided, however, that if the Original Issue Date shown above is between a Regular Record Date (as defined herein) and an Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or fully provided for or, if no interest has been paid on this Note, from the Original Issue Date shown above until the principal hereof has been paid or duly provided for or made available for payment in accordance with the terms of the Indenture. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, subject to certain exceptions provided in the Indenture be paid only to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date. The "Regular Record Date" shall be the date which is 15 calendar days prior to the related Interest Payment Date, whether or not such date shall be a Business Day; provided, however, that interest payable on the Maturity Date shown above or upon redemption will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and shall be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such overdue interest to be fixed by the Trustee, notice of which shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

      Payments of principal, the Redemption Premium, if any, and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payments of interest on this Note (other than on the Maturity Date or upon earlier redemption or repayment) will be made by wire transfer to such account as has been appropriately designated to the Paying Agent (as defined herein) by the person entitled to such payments.

      If any Interest Payment Date, Maturity Date or date of earlier redemption falls on a day that is not a Business Day, the required payment of principal, Redemption Premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, the Maturity Date or date of earlier redemption, as the case may be, to the date of such payment on the next succeeding Business Day.

      As used herein, "Business Day" means any day which is not a Saturday or a Sunday and that in The City of New York and Atlanta, Georgia is not a day on which banking institutions are authorized or required by law.

      The principal amount hereof, Redemption Premium, if any, and interest due at maturity or redemption will be paid upon maturity or redemption in immediately available funds against presentation of this Note at the Corporate Trust Office of the Trustee, as paying agent (the "Paying Agent") in New York, New York (as of the date of this Note, such office being located at 101 Barclay Street, New York, New York 10286), or at such other office or agency of the Trustee as the Bank shall designate by written notice to the registered Holder of this Note. The Bank of New York is also the authenticating agent (the "Authenticating Agent") and the note registrar (the "Note Registrar") for the Notes (as defined on the reverse hereof).

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Bank has caused this Note to be duly executed.






                                    BANKUNITED, FSB

                                    By:
                                       ---------------------------------
                                          Authorized Signatory

                                    By:
                                       ---------------------------------
                                          Authorized Signatory

[SEAL]



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK

   as Trustee

By:
   -------------------------------------
      Authorized Signatory

Dated:

                                    [Reverse]

      This Note is one of a duly authorized issue of Senior Notes (herein called the "Notes") of the Bank, issued and to be issued under an Indenture dated as of November 4, 1998 (herein called the "Indenture"), between the Bank and the Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) to which the Federal Home Loan Bank of Atlanta (herein called the "FHLB of Atlanta"), has joined as a consenting party, to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and obligations thereunder of the Bank, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes may bear different dates, mature at different times and bear interest at different fixed or floating rates and differ in such other respects as may be provided pursuant to the terms of the Indenture.

      Payment of the principal of, Redemption Premium, if any, and interest on, this Note is supported by an irrevocable standby letter of credit (herein called the "Letter of Credit") issued to the Trustee by the FHLB of Atlanta pursuant to a certain Letter of Credit Reimbursement Agreement (herein called the "Reimbursement Agreement") between the Bank and the FHLB of Atlanta.

      Copies of the Indenture, the Letter of Credit, the Reimbursement Agreement and other related credit documents are on file with the Trustee at its Corporate Trust Office and are available for inspection at such office. Reference is made to those documents for the terms upon which the Letter of Credit has been issued, the liability of the FHLB of Atlanta under the Letter of Credit with respect to payment of this Note and the procedure governing demands for payment under the Letter of Credit by the Trustee.

      This Note is subject to mandatory redemption in whole, but not in part, at any time, at the Redemption Price (as defined below) in the event that a demand under the Letter of Credit has been made for a payment of principal of or interest on this Note or any Note issued pursuant to the Indenture and the Trustee fails to receive notice from the FHLB of Atlanta within five Business Days thereafter (I.E., within five Business Days after submission to the FHLB of Atlanta by the Trustee of a drawing certificate under the Letter of Credit) that the Credit Amount of the Letter of Credit has been reinstated or (ii) upon the occurrence of certain Events of Default, or upon the declaration of acceleration of the principal, and Redemption Premium, if any, of all the Notes following the occurrence of certain other Events of Default, all in accordance with the provisions of the Indenture. In the event this Note shall be called for redemption, notice thereof shall be given by the Trustee by mailing a copy of the redemption notice to the Holder hereof at the address shown in the Note Register and, if a Quotation Agent is named on the face hereof, to the Quotation Agent in accordance with the provisions of the Indenture. If notice of redemption shall have been duly given, and funds for the payment of Interest to the Redemption Date shall be on deposit with the Trustee on such Redemption Date, this Note shall cease to bear interest on the Redemption Date.

      The "Redemption Price" means the sum of (i) the principal amount hereof,
(ii) if specified on the face hereof, the Redemption Premium, if any, plus (iii) accrued interest to the

Redemption Date; provided, however, that if a Redemption Premium is payable in respect of this Note, the Redemption Price shall not exceed the applicable Scheduled Maximum Redemption Price set forth on the face hereof plus accrued interest to the Redemption Date. There shall be no Redemption Premium payable in respect of this Note unless so specified on the face hereof.

      "Redemption Premium" means the amount equal to the present value, as determined by the Quotation Agent, of the scheduled payments of interest hereon from the Redemption Date to but excluding the Maturity Date shown on the face hereof, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate.

      "Adjusted Treasury Rate" means the sum of (i) the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus (ii) the Adjusted Treasury Rate Spread, if and as specified on the face hereof.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having comparable scheduled payments of interest to this Note from the Redemption Date to the Maturity Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Note.

      "Quotation Agent" means the Quotation Agent specified on the face hereof, and its successors.

      "Reference Treasury Dealers" means: (i) Credit Suisse First Boston Corporation, PaineWebber Incorporated and Prudential Securities Incorporated and their respective successors; PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Quotation Agent shall substitute therefor another Primary Treasury Dealer, and (ii) two other Primary Treasury Dealers selected by the Quotation Agent.

      "Comparable Treasury Price" means, with respect to the Redemption Date for a Fixed Rate Note, the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealers at 5:00 p.m., New York City time, on the fourth Business Day preceding the Redemption Date.

      "Primary Treasury Dealer" means a primary U.S. Government securities dealer in The City of New York.

      Except as provided in the preceding paragraph, this Note is not redeemable prior to the Maturity Date shown on the face hereof or otherwise subject to prepayment; provided, however, that if an Event of Default, as defined in the Indenture, shall occur, the principal of all the Notes and the Redemption Premium thereon may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the Holders of the Notes at any time by the Bank and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding on behalf of the Holders of all Notes to waive compliance by the Bank with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of, Redemption Premium, if any, and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Bank, upon surrender of this Note for registration of transfer at the office or agency of the Note Registrar in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Note Registrar, duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, having the identical Original Issue Date, Maturity Date and provisions with respect to payment of interest, will be issued to the designated transferee or transferees.

      Prior to due presentment of this Note for registration of transfer, the Bank and the Trustee, and any agent of the Bank and the Trustee, may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Bank or the Trustee, nor any such agent, shall be affected by notice to the contrary.

      The Notes are issuable only in fully registered form in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

      Beneficial interests represented by this Note are exchangeable for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, only if (x) The Depository Trust Company, as Depositary (the "Depositary") notifies the Bank that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Bank within 90 days,
(y) there shall
have occurred and be continuing an Event of Default with respect to this Note, or (z) the Bank in its sole discretion determines that this Note will be so exchangeable. Any Note representing such beneficial interests that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. Such definitive Notes shall be registered in the name or names of such person or persons as the Depositary shall instruct the Trustee.

      No service charge shall be made for any such registration of transfer or exchange, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations.

            TEN COM   --  as tenants in common

            TEN ENT   --  as tenants by the entireties

            JT TEN    --  as joint tenants with right of survivorship and not
                          as tenants in common

            UNIF GIFT MIN ACT -- _______________ Custodian _____________

                                      (Cust)                 (Minor)
                                  under Uniform Gifts to Minors Act



                                 ---------------------------------------
                                                   (State)


                  Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s),_________________ assign(s) and transfer(s) unto__________________________________________________

________________________________________________________________________________


PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

                     ------------------------------------
                       /------------------------------/

________________________________________________________________________________

________________________________________________________________________________


                 (Please print or typewrite name and address,
                   including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

to transfer said Note on the books of the Trustee with full power of substitution in the premises.

Dated:_________________________           ______________________________________
                                          NOTICE:  The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of
                                          the within Note in every
                                          particular, without alteration or
                                          enlargement or any change
                                          whatsoever.


_______________________________________
       Signature Guarantee